Calculation of Filing Fee Tables
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US BANCORP \DE\
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Depositary Shares, Each Representing a 1/25th Interest in a Share of 7.20% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock	457(r)	1,000,000	$ 1,000.00	$ 1,000,000,000.00	0.000087	$ 87,000.00
Fees to be Paid	2	Equity	7.20% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 87,000.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 87,000.00
Offering Note
[1]	The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-294133 filed with the Securities and Exchange Commission on March 9, 2026.

[2]	No separate consideration will be received by the registrant for shares of the registrant's 7.20% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, which are issued in connection with this offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,000,000,000.00. The prospectus is a final prospectus for the related offering.